UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this Form 8-K and in the exhibits attached hereto about the Company’s future expectations, plans and prospects, including statements about the expected closing of the Financing, the Company’s anticipated use of proceeds from the Financing, the expected satisfaction of the Term Loan A Condition, the Company’s future eligibility for New Term Loan B, the future expectations and plans and prospects for the Company and any statements containing the words “believes,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “may,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to the Company’s inability, or the inability of the Investors, to satisfy the conditions to closing for the Financing or the New Term Loans; risks and uncertainties that are inherent in pharmaceutical research and development, such as adverse results in clinical development activities, decisions made by the U.S. FDA and other regulatory agencies with respect to the development and commercialization of the Company’s product candidates, the Company’s ability to obtain, maintain and enforce intellectual property rights for its drug candidates and technologies, and its dependence on its licensees and collaboration partners; the Company’s ability to successfully implement its strategic plans; the Company’s ability to raise the substantial additional funds required to achieve its goals; unplanned capital requirements; adverse general economic and industry conditions; competitive factors; and other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its other filings with the SEC from time to time. In addition, the forward-looking statements included in this Form 8-K and in the exhibits attached hereto represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. All capitalized terms in this legend have the meanings defined below.

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 13, 2016, AVEO Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement for a private placement (the “Purchase Agreement”) with a select group of qualified institutional buyers, institutional accredited investors and accredited investors (the “Investors”) of 17,642,482 units, at a price of $0.965 per unit (the “Financing”), for gross proceeds of approximately $17,025,000, before deducting placement agent fees and estimated offering expenses. Each unit consists of one share of the Company’s common stock, par value $0.001 per share (the “Shares”), and a warrant to purchase one share of the Company’s common stock (the “PIPE Warrants”). The PIPE Warrants will have an exercise price of $1.00 per share and will be exercisable for a period of five years from the date of issuance. The Shares and the PIPE Warrants were offered and will be issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Each Investor represented that it is an accredited investor and that it is acquiring the Shares and the PIPE Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws.

The Financing was led by New Enterprise Associates with participation from New Leaf Venture Partners and Perceptive Advisors, among other institutional investors. Anthony Evnin and Henri Termeer, members of the Company’s board of directors, and Michael Bailey, Michael Needle and Keith Ehrlich, each of whom is an executive officer of the Company, also participated in the Financing.

The closing of the Financing is expected to take place on or about May 18, 2016 and is subject to standard closing conditions.

Piper Jaffray & Co. served as the exclusive placement agent for the Financing.

The Company expects to use the proceeds from the financing to fund its planned Phase 3 clinical trial of tivozanib for the treatment of renal cell carcinoma for patients in the third-line setting (the “Phase 3 Tivozanib Trial”), to fund a combination trial of tivozanib with a PD-1 inhibitor and for general corporate purposes.

The Company has granted the Investors indemnification rights with respect to its representations, warranties, covenants and agreements under the Purchase Agreement.

Registration Rights Agreement

On May 13, 2016, in connection with entering into the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company has agreed to register for resale the Shares and the shares of the Company’s common stock issuable upon exercise of the PIPE Warrants (the “PIPE Warrant Shares,” and together with the Shares, the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the Registrable Securities within 30 days following the closing of the Financing and to use its best efforts to keep such registration statement effective until the date the Registrable Securities covered by such registration statement have been sold or may be sold pursuant to Rule 144 without restriction.

In the event (i) a registration statement has not been filed within 30 days of the closing; (ii) a registration statement covering the Registrable Securities is not declared effective by the Securities and Exchange Commission (the “SEC”) by the 90th day following the closing (or the 120th day, if the SEC reviews and has comments on such registration statement); (iii) after a registration statement has been declared effective by the SEC, such registration statement is not available to cover any sales of Registrable Securities for 30 consecutive days (or 60 total days) within any twelve-month period; or (iv) the Company fails to satisfy the current public information requirement pursuant to Rule 144(c)(1) (each of (i) though (iv), a “Damages Event”), then the Company has agreed to pay each Investor as liquidated damages an amount equal to 1.5% of the aggregate purchase price paid by such Investor for any unregistered Registrable Securities then held by such Investor (the “Damages Amount”) and an additional Damages Amount for each one-month period during which such Damages Event continues (or pro rata for any portion thereof).

The Company has granted the Investors, and the Investors have granted to the Company, customary indemnification rights in connection with the registration statement.

Amendment to Hercules Loan Agreement

On May 13, 2016, the Company entered into an Amendment No. 4 to Loan and Security Agreement (the “Amendment”) with Hercules Capital, Inc. (“Hercules”), as lender and administrative agent, Hercules Technology III, L.P. and the several banks and financial institutions from time to time parties thereto (collectively, the “Lenders”), amending that certain Loan and Security Agreement, dated as of May 28, 2010, by and among the Company and the Lenders, as amended to date (the “Loan Agreement”).

New Term Loans

Pursuant to the Amendment, upon receipt by the Company of at least $15 million in gross cash proceeds from the issuance and sale by the Company of its equity securities to certain investors (the “Term Loan A Condition”), the Company is eligible for a new term loan advance in the aggregate principal amount of $5.0 million (“New Term Loan A”), such advance to be in addition to the $10 million in principal currently outstanding under the Loan Agreement (the “Existing Term Loan”). The Company expects to satisfy the Term Loan A Condition upon the closing of the Financing.

Between March 1, 2017 and June 30, 2017, the Company also is eligible to receive an additional term loan advance in the aggregate principal amount of $5.0 million (“New Term Loan B” and, together with New Term Loan A, the “New Term Loans”) if, prior to June 30, 2017, the Company (i) has achieved satisfactory developmental progress on at least two of its clinical programs that are managed by the Company or funded, in whole or in part, by the Company, other than the Phase 3 Tivozanib Trial, and (ii) holds unrestricted cash of at least $25 million (together, the “Term Loan B Conditions”).

Borrowings under the New Term Loans bear per annum interest at the greater of (i) 11.9% and (ii) an amount equal to 11.9%, plus the prime rate as reported in the Wall Street Journal minus 5.0%; provided that the per annum interest rate will not exceed 15.0% unless a default has occurred.

Pursuant to the Amendment, interest payments on the New Term Loans are due beginning on the first day of the month following the date of each advance. The Company is not required to pay principal on borrowings under the New Term Loans until July 1, 2017, which date will be extended to January 1, 2018 if the Company meets the Term Loan B Conditions prior to July 1, 2017 (the “Interest Only Period”).

After the Interest Only Period, the Company must repay the aggregate principal balance under the New Term Loans in equal monthly installments of principal and interest (mortgage style) based on a thirty-month amortization schedule. The entire unpaid principal balance and all accrued but unpaid interest will be due and payable on December 1, 2019. An end-of-term payment equal to 3.0% of the aggregate original principal amount of the New Term Loans will be due on December 1, 2019, or on such earlier date as the outstanding balance on the New Term Loans is prepaid or becomes due and payable.

At its option, upon at least seven days’ prior notice to the Lenders, the Company may prepay all, but not less than all, of the outstanding balance (including interest and fees) under the New Term Loans, subject to a prepayment charge determined in accordance with the Amendment.

The New Term Loans will be subject to certain customary representations and warranties, affirmative covenants and events of default. If an event of default occurs, the Lenders will be entitled to take various actions, including the acceleration of amounts due under the New Term Loans.

Amendments to Loan Agreement

Pursuant to the Amendment, (i) the date the company must begin making principal payments on the Existing Term Loan was extended to June 1, 2016 and (ii) upon satisfaction of the Term Loan A Condition, the maturity date of the Existing Term Loan will be extended from January 1, 2018 to December 1, 2019, and the date after which the Company must begin making principal payments on the Existing Term Loan (the “Existing Loan Amortization Date”) will be extended from June 1, 2016 to July 1, 2017. The Company is eligible to further extend the Existing Loan Amortization Date to January 1, 2018, if the Term Loan B Conditions are met prior to July 1, 2017.

The Amendment also eliminates the financial covenant under the Loan Agreement requiring the Company to maintain a specified liquidity ratio and replaces it with a requirement that the Company maintain at least $10.0 million in unrestricted cash until the Phase 3 Tivozanib Trial has been completed with satisfactory results.

Loan Warrant

Pursuant to the Amendment, also on May 13, 2016, the Company issued to Hercules a warrant (the “Loan Warrant”) to purchase up to such number of shares of the Company’s common stock as equals $1.04 million divided by the applicable exercise price per share. The exercise price under the Loan Warrant will be the lowest of (i) $0.949; (ii) the lowest three-day volume-weighted average price per share of the Company’s common stock between February 17, 2016 and May 13, 2016; (iii) the closing price per share of the Company’s common stock on May 13, 2016; and (iv) the closing price per share of the Company’s common stock on the first date the Company closes a private placement of its equity securities, if such date falls within 180 days of May 13, 2016. In the case (ii) though (iv), the price per share of the Company’s common stock will be based on that reported on the NASDAQ Global Select Market on the applicable date. The Loan Warrant is exercisable for a period ending five years from the date of issuance and was offered and issued in reliance upon Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. Hercules represented that it is an accredited investor and that it is acquiring the Loan Warrant for investment purposes only and not with a view to any resale, distribution or other disposition in violation of the United States federal securities laws.

The foregoing descriptions of the Purchase Agreement, the PIPE Warrants, the Registration Rights Agreement, the Amendment and the Loan Warrant do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the form of PIPE Warrant, the Registration Rights Agreement, the Amendment and the Loan Warrant, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto, respectively, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 with respect to the Amendment is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On May 13, 2016, the Company issued a press release announcing the Financing. The full text of the press release issued in connection with the announcement for the Financing is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at its internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the SEC.

Item 9.01 Financial Statements and Exhibits.

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.
Date: May 13, 2016

	By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated May 13, 2016, by and among the Company and the Investors named therein

10.2	Form of Warrant to Purchase Common Stock

10.3	Registration Rights Agreement, dated May 13, 2016, by and among the Company and the Investors named therein

10.4	Amendment No. 4 to Loan and Security Agreement, dated May 13, 2016, by and among the Company and the Lenders party thereto

10.5	Warrant Agreement, dated May 13, 2016, by and between the Company and Hercules Capital, Inc.

99.1	Press Release, dated May 13, 2016